Mewbourne Energy Partners 09-A, L.P., 10-Q

EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mewbourne Energy Partners 09-A, L.P. (the “Registrant”) on Form 10-Q for the three months ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned hereby certifies, in the capacity as indicated below and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:     May 15, 2013
/s/ Curtis W. Mewbourne
Curtis W. Mewbourne
Chief Executive Officer
Mewbourne Development Corporation,
Managing General Partner of the Registrant